Exhibit 32.1

CERTIFICATION

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Louis J. Brothers, President, Secretary and Treasurer of Quetzal Capital I, Inc.(now known as Valley Forge Composite Technologies, Inc) (the “Company”), hereby certify to my knowledge that:

(1)
The Company’s quarterly report on Form 10-QSB for the quarter ended June 30, 2006 (the “Form 10-QSB”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

VALLEY FORGE COMPOSITE TECHNOLOGIES, INC. (Registrant)

Date: August 14, 2006	By:	/s/ Louis J. Brothers
Louis J. Brothers
President, Secretary and Treasurer (Principle Executive Officer) (Principal Accounting Officer)